DLH Reports Fiscal 2021 Fourth Quarter Results
Q4 Revenue of $65.2 Million; Full Year Revenue $246.1 Million, up 17.6% over fiscal 2020
Debt Reduced to $46.8 Million
Atlanta, Georgia – December 6, 2021 - DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of innovative healthcare services and solutions to federal agencies, today announced financial results for its fiscal fourth quarter ended September 30, 2021.

Highlights
•Fourth quarter revenue increased to $65.2 million in fiscal 2021 from $50.7 million in fiscal 2020, reflecting the acquisition of Irving Burton Associates (“IBA”), new contract awards, and increased volume on existing contracts
•For the full fiscal year, revenue rose to $246.1 million from $209.2 million
•Earnings were $2.9 million, or $0.21 per diluted share, for the fiscal 2021 fourth quarter versus $1.4 million, or $0.10 per diluted share, for the fourth quarter of fiscal 2020
•Earnings for the full year were $10.1 million, or $0.75 per diluted share, for fiscal 2021 versus $7.1 million or $0.54 per diluted share, for fiscal 2020
•Term loan reduced from $70.0 million to $46.8 million during the fiscal year
•During the fiscal fourth quarter, DLH announced several awards with an aggregate value of over $120 million to support the Center for Disease Control and Prevention ("CDC") and FEMA
•Contract backlog was $651.5 million as of September 30, 2021

Management Discussion
“The end of fiscal 2021 came with a few major developments that further accentuated an already standout year,” said DLH President and Chief Executive Officer Zach Parker. “We won contracts from the CDC and FEMA, which added over $120 million to our backlog as we posted annual revenue of $246.1 million and earnings of $0.75 per diluted share. We closed out fiscal 2021 with debt of $46.8 million, putting us in excellent shape – both from a balance sheet perspective as well as our book of business – for even stronger results going forward.

“DLH continued to perform with excellence in the midst of a global pandemic. As always, I would like to thank our talented team for their many accomplishments, hard work, and dedication to taking us to the next level in terms of size and performance. Given our professional, highly-credentialed staff, many recent awards, and ongoing demand for our technology-enabled suite of services, the future is bright for DLH."

Results for the Three Months Ended September 30, 2021
Revenue for the fourth quarter of fiscal 2021 was $65.2 million versus $50.7 million in the prior-year period. The increase was due to the Company’s IBA acquisition, completed September 30, 2020, which added approximately $8.5 million in revenue, new business awards in the quarter and increased volume across legacy programs.

Income from operations was $4.0 million for the quarter versus $2.7 million in the prior-year period and, as a percent of revenue, the Company reported an operating margin of 6.2% in fiscal 2021 versus 5.3% in fiscal 2020. The current year performance reflects increased revenue contribution from time and materials programs, which generally yield stronger returns than cost reimbursable contracts. This more than offset an increase in depreciation and amortization as well as higher general and administrative costs, which rose due to incremental corporate development costs associated with a transaction that was pursued but not executed.

Interest expense was essentially flat at $0.8 million in the fiscal fourth quarter of both 2021 and 2020. Income before taxes was $3.2 million this year versus $1.9 million in fiscal 2020, representing 5.0% and 3.8% of revenue, respectively, for each period.

For the three months ended September 30, 2021 and 2020, respectively, DLH recorded a $0.3 million and $0.6 million provision for tax expense. The Company reported net income of approximately $2.9 million, or $0.21 per diluted share, for the fourth quarter of fiscal 2021 versus $1.4 million, or $0.10 per diluted share, for the fourth quarter of fiscal 2020. As a percent of revenue, net income was 4.4% for the fourth quarter of fiscal 2021 versus 2.7% for the prior year period.

On a non-GAAP basis, EBITDA for the three months ended September 30, 2021 was approximately $6.0 million versus $4.4 million in the prior-year period, or 9.3% and 8.6% of revenue, respectively.
Key Financial Indicators
Fiscal year to date, DLH generated $45.7 million in operating cash, inclusive of a $21.1 million advance payment related to the FEMA contract awarded in late September. The Company paid down $23.2 million of its secured loan facility and has satisfied mandatory principal amortization on the loan facility until December 31, 2023. The Company intends to continue using cash to make debt prepayments when possible.

As of September 30, 2021, the Company had cash and cash equivalents of $24.1 million and debt outstanding under its credit facility of $46.8 million, versus cash of $1.4 million and debt outstanding of $70.0 million as of September 30, 2020. The increase in cash was primarily due to an advance payment to fund deployment of emergency medical resources under the FEMA contract awarded in late September.

At September 30, 2021, total backlog was approximately $651.5 million, including funded backlog of approximately $191.0 million, and unfunded backlog of $460.5 million.
Conference Call and Webcast Details
DLH management will discuss fourth quarter results and provide a general business update, including current competitive conditions and strategies, during a conference call beginning at 10:00 AM Eastern Time today, December 6, 2021. Interested parties may listen to the conference call by dialing 888-347-5290 or 412-317-5256. Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.

A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 877-344-7529 and entering the conference ID 10149431.

About DLH
DLH delivers improved health and readiness solutions for federal programs through research, development, and innovative care processes. The Company’s experts in public health, performance evaluation, and health operations solve the complex problems faced by civilian and military customers alike, leveraging digital transformation, artificial intelligence, advanced analytics, cloud-based applications, telehealth systems, and more. With over 2,300 employees dedicated to the idea that “Your Mission is Our Passion,” DLH brings a unique combination of government sector experience, proven methodology, and unwavering commitment to public health to improve the lives of millions. For more information, visit www.DLHcorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that refer to expectations, projections or other characterizations of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements in this release include, among others, statements regarding estimates of future revenues, operating income, earnings and cash flow. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Our actual results may differ materially from such forward-looking statements made in this release due to a variety of factors, including: the outbreak of the novel coronavirus (“COVID-19”), including the measures to reduce its spread, and its impact on the economy and demand for our services, are uncertain, cannot be predicted, and may precipitate or exacerbate other risks and uncertainties; the risk that we will not realize the anticipated benefits of our recent or any future acquisition; the challenges of managing larger and more widespread operations; contract awards in connection with re-competes for present business and/or competition for new business; compliance with new bank financial and other covenants; changes in client budgetary priorities; government contract procurement (such as bid and award protests, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the ability to successfully integrate the operations our recent acquisition and of any future acquisitions; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as well as subsequent reports filed thereafter. The forward-looking statements contained herein are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and business. Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements, except as may be required by law.

CONTACTS:

INVESTOR RELATIONS
Contact: Chris Witty
Phone: 646-438-9385
Email: cwitty@darrowir.com
TABLES TO FOLLOW

DLH HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$65,182	$50,691	$246,094	$209,185
Cost of Operations:
Contract costs	51,522	39,701	194,614	163,596
General and administrative costs	6,532	5,698	25,054	24,195
Corporate development costs	1,088	930	1,088	930
Depreciation and amortization	2,010	1,664	8,115	7,003
Total operating costs	61,152	47,993	228,871	195,724
Income from operations	4,030	2,698	17,223	13,461
Interest expense, net	808	781	3,784	3,441
Income before income taxes	3,222	1,917	13,439	10,020
Income tax expense	339	554	3,294	2,906
Net income	$2,883	$1,363	$10,145	$7,114

Net income per share - basic	$0.23	$0.11	$0.81	$0.58
Net income per share - diluted	$0.21	$0.10	$0.75	$0.54
Weighted average common shares outstanding
Basic	12,607	12,390	12,549	12,282
Diluted	13,654	13,356	13,597	13,105

DLH HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except par value of shares)

	September 30, 2021	September 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$24,051	$1,357
Accounts receivable	33,447	32,541
Other current assets	4,265	3,499
Total current assets	61,763	37,397
Equipment and improvements, net	1,912	3,339
Operating lease right-of-use-assets	19,919	22,427
Deferred taxes, net	—	37
Goodwill	65,643	67,144
Intangible assets, net	47,469	52,612
Other long-term assets	464	606
Total assets	$197,170	$183,562

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Debt obligations - current, net of deferred financing costs	$—	$6,727
Operating lease liabilities - current	2,261	2,045
Accrued payroll	9,125	10,611
Deferred revenue	22,273	—
Accounts payable, accrued expenses, and other current liabilities	32,717	28,578
Total current liabilities	66,376	47,961
Long-term liabilities:
Deferred taxes, net	1,176	—
Operating lease liabilities - long-term	19,374	21,620
Debt obligations - long-term, net of deferred financing costs	44,636	60,544
Total long-term liabilities	65,186	82,164
Total liabilities	131,562	130,125
Shareholders' equity:
Common stock, $0.001 par value; authorized 40,000 shares; issued and outstanding 12,714 and 12,404 at September 30, 2021 and September 30, 2020, respectively	13	12
Additional paid-in capital	87,893	85,868
Accumulated deficit	(22,298)	(32,443)
Total shareholders’ equity	65,608	53,437
Total liabilities and shareholders' equity	$197,170	$183,562

DLH HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Twelve Months Ended
	September 30,
	2021	2020
Operating activities
Net income	$10,145	$7,114
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,115	7,003
Amortization of deferred financing costs charged to interest expense	792	721
Stock based compensation expense	1,660	910
Deferred taxes, net	1,213	2,308
Gain from lease modification	—	(121)
Changes in operating assets and liabilities
Accounts receivable	(906)	(5,408)
Other current assets	(766)	(1,592)
Accrued payroll	(1,486)	489
Deferred revenue	22,273	—
Accounts payable, accrued expenses, and other current liabilities	4,139	7,188
Other long-term assets and liabilities	486	839
Net cash provided by operating activities	45,665	19,451

Investing activities
Business acquisition, net of cash acquired	59	(32,678)
Purchase of equipment and improvements	(103)	(152)
Net cash used in investing activities	(44)	(32,830)
Financing activities
Proceeds from debt obligations	—	33,000
Repayment of debt obligations	(23,250)	(19,000)
Payment of deferred financing costs	(43)	(898)
Repurchased shares of common stock	—	(211)
Proceeds from issuance of common stock upon exercise of options	366	55
Net cash (used in)/provided by financing activities	(22,927)	12,946

Net change in cash and cash equivalents	22,694	(433)
Cash and cash equivalents at beginning of year	1,357	1,790
Cash and cash equivalents at end of year	$24,051	$1,357

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$2,941	$2,806
Cash paid during the period for income taxes	$936	$917
Supplemental disclosures of non-cash activity
Non-cash cancellation of common stock	$68	$211

Revenue Metrics

	Twelve Months Ended
	September 30,	September 30,
	2021	2020
Market Mix:
Defense/VA	57%	49%
Human Services and Solutions	15%	20%
Public Health/Life Sciences	28%	31%

Contract Mix:
Time and Materials	75%	70%
Cost Reimbursable	20%	28%
Firm Fixed Price	5%	2%

Prime vs Sub:
Prime	87%	92%
Subcontractor	13%	8%

Non-GAAP Financial Measures
The Company uses EBITDA and EBITDA as a percent of revenue as supplemental non-GAAP measures of performance. We define EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes and (iii) depreciation and amortization. EBITDA as a percent of revenue is EBITDA for the measurement period divided by revenue for the same period.

The Company uses GAAP net income adjusted for the effect of corporate development costs as a supplemental measure of Company results. We exclude corporate development costs from this measure because they were incurred as a result of specific events, do not reflect the costs of our operations, and can affect the period-over-period assessment of operating results.

These non-GAAP measures of performance are used by management to conduct and evaluate its business during its review of operating results for the periods presented. Management and the Company's Board utilize these non-GAAP measures to make decisions about the use of the Company's resources, analyze performance between periods, develop internal projections and measure management performance. We believe that these non-GAAP measures are useful to investors in evaluating the Company's ongoing operating and financial results and understanding how such results compare with the Company's historical performance.

Reconciliation of GAAP net income to EBITDA, a non-GAAP measure (in thousands):

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	2021	2020	Change	2021	2020	Change
Net income	$2,883	$1,363	$1,520	$10,145	$7,114	$3,031
(i) Interest expense, net	808	781	27	3,784	3,441	343
(ii) Provision for taxes	339	554	(215)	3,294	2,906	388
(iii) Depreciation and amortization	2,010	1,664	346	8,115	7,003	1,112
EBITDA	$6,040	$4,362	$1,678	$25,338	$20,464	$4,874

Net income as a % of revenue	4.4%	2.7%	1.7%	4.1%	3.4%	0.7%
EBITDA as a % of revenue	9.3%	8.6%	0.7%	10.3%	9.8%	0.5%
Revenue	$65,182	$50,691	$14,491	$246,094	$209,185	$36,909

Reconciliation of GAAP net income to net income adjusted for the effect of the corporate development costs, a non-GAAP measure (in thousands except for per share amounts):

	Year Ended
	September 30,
	2021	2020	Change
Net income	$10,145	$7,114	$3,031
Corporate development costs	1,088	930	158
Tax effect of excluding corporate development costs	(267)	(270)	3
Net income adjusted for corporate development costs	$10,966	$7,774	$3,192

Net income per diluted share	$0.75	$0.54	$0.21
Impact of corporate development costs, net	0.06	0.05	0.01
Net income per diluted share adjusted for corporate development costs	$0.81	$0.59	$0.22